Exhibit Number 99.1

Investor Contact:   W. Larry Cash

    Executive Vice President

    and Chief Financial Officer

    (615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

THIRD QUARTER 2013 RESULTS WITH NET OPERATING REVENUES OF $3.2 BILLION

FRANKLIN, Tenn. (October 30, 2013)—Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and nine months ended September 30, 2013.

Net operating revenues for the three months ended September 30, 2013, totaled $3.218 billion, a 0.2 percent increase compared with $3.212 billion for the same period in 2012. Income from continuing operations decreased to $21.6 million for the three months ended September 30, 2013, compared with $58.8 million for the same period in 2012. Both income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders were $0.04 per share (diluted) for the three months ended September 30, 2013, compared with $0.49 per share (diluted) for the same period in 2012. We are currently in negotiations with the Department of Justice about resolving its claims in connection with the Department’s investigation into the Company’s short stay hospital admissions for the years 2005-2010, as well as their investigation at our hospital in Laredo, Texas. Based on those negotiations, which are not final, we believe that a reserve of $98 million, or $0.65 per share (diluted), is sufficient to cover the federal government’s claims for Medicare admissions, certain claims specifically related to our hospital in Laredo, Texas, and on other related legal expenses. This reserve is not meant to include claims in this investigation arising from Tricare, Medicaid, or third party legal expense. The results for the three months ended September 30, 2013, include $0.65 per share (diluted) of expenses related to this reserve as well as $0.03 per share (diluted) of expenses related to the anticipated acquisition of Health Management Associates, Inc. (“HMA”). Excluding these expenses, both income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders were $0.72 per share (diluted) for the three months ended September 30, 2013. For the three months ended September 30, 2012, excluding the loss from early extinguishment of debt of $0.37 per share (diluted), both income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders were $0.86 per share (diluted). Weighted-average shares outstanding (diluted) were 94.5 million for the three months ended September 30, 2013, and 90.0 million for the three months ended September 30, 2012.

Adjusted EBITDA for the three months ended September 30, 2013, was $375.2 million compared with $477.3 million for the same period in 2012, representing a 21.4 percent decrease. Excluding the $98.0 million reserve for governmental settlement referenced above and $4.2 million of expenses related to the anticipated HMA acquisition, Adjusted EBITDA was $477.4 million for the three months ended September 30, 2013. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, and net income attributable to non-controlling interests. The Company uses Adjusted EBITDA as a measure of liquidity. A reconciliation of Adjusted EBITDA to net cash provided by operating activities is included in the attached footnotes.

The consolidated and same-store operating results for the three months ended September 30, 2013, reflect a 6.8 percent decrease in total admissions and a 3.9 percent decrease in total adjusted admissions compared with the same period in 2012. On a same-store basis, net operating revenues increased 0.2 percent compared with the same period in 2012.

Net operating revenues for the nine months ended September 30, 2013, totaled $9.766 billion, a 0.1 percent increase compared with $9.752 billion for the same period in 2012. Income from continuing operations decreased to $165.0 million, or $1.21 per share (diluted), for the nine months ended September 30, 2013, compared with $260.6 million, or $2.27 per share (diluted), for the same period in 2012. Net income attributable to Community Health Systems, Inc. common stockholders was $1.21 per share (diluted) for the nine months ended September 30, 2013, compared with

CYH Announces Third Quarter 2013 Results

October 30, 2013

$2.27 per share (diluted) for the same period in 2012. The results for the nine months ended September 30, 2013, include $0.65 per share (diluted) of expenses related to a reserve to cover certain governmental claims and other related costs, $0.04 per share (diluted) of expenses related to the anticipated acquisition of HMA, and a $0.01 per share (diluted) loss from the early extinguishment of debt. Excluding these items, both income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders were $1.91 per share (diluted) for the nine months ended September 30, 2013. For comparison, excluding a $0.48 per share (diluted) net benefit from the resolution of an industry-wide governmental settlement and a payment update relating to prior periods, a $0.10 per share (diluted) charge to establish reserves for certain legal matters, and a $0.81 per share (diluted) loss from the early extinguishment of debt, both income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders were $2.70 per share (diluted) for the nine months ended September 30, 2012. Weighted-average shares outstanding (diluted) were 93.5 million for the nine months ended September 30, 2013, and 89.5 million for the nine months ended September 30, 2012.

Adjusted EBITDA for the nine months ended September 30, 2013, was $1.28 billion compared with $1.50 billion for the same period in 2012, representing a 14.2 percent decrease. Excluding the $98.0 million reserve for governmental settlement referenced above and $5.3 million of expenses related to the anticipated HMA acquisition, Adjusted EBITDA was $1.39 billion for the nine months ended September 30, 2013. A reconciliation of Adjusted EBITDA to net cash provided by operating activities is included in the attached footnotes.

The consolidated operating results for the nine months ended September 30, 2013, reflect a 5.4 percent decrease in total admissions and a 3.1 percent decrease in total adjusted admissions compared with the same period in 2012. On a same-store basis, admissions decreased 6.2 percent while adjusted admissions decreased 3.9 percent compared with the same period in 2012. On a same-store basis, net operating revenues increased 0.2 percent compared with the same period in 2012.

Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc. said, “We are pleased with our results for the third quarter of 2013 during what has continued to be a very challenging operating environment for healthcare providers. Our net operating revenues improved over the prior year period on both a consolidated and same store basis in spite of ongoing volume weakness. We have begun to realize the benefits of our cost management initiatives, and we remain focused on driving operating efficiencies across our hospital network. We believe we have the right strategies in place as we continue to position Community Health Systems to fully benefit from healthcare reform.”

Included on pages 15, 16, 17 and 18 of this press release are tables setting forth the Company’s updated 2013 annual earnings guidance. The 2013 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time.

Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute-care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 135 hospitals in 29 states with an aggregate of approximately 20,000 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary, Quorum Health Resources, LLC, the Company provides management and consulting services to non-affiliated general acute-care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”

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CYH Announces Third Quarter 2013 Results

October 30, 2013

Community Health Systems, Inc. will hold a conference call on Thursday, October 31, 2013, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the third quarter ended September 30, 2013. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through November 30, 2013. Copies of the Company’s current report on Form 8-K (including this press release) and conference call slide show will be available on the Company’s website at www.chs.net.

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CYH Announces Third Quarter 2013 Results

October 30, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net operating revenues	$3,218,231	$3,212,030	$9,766,372	$9,752,039
Adjusted EBITDA (c)	375,210	477,254	1,283,270	1,495,843
Income from continuing operations (d), (e)	21,598	58,758	165,006	260,643
Net income attributable to Community Health Systems, Inc. stockholders	4,095	44,233	113,022	203,066
Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (g):
Continuing operations (d), (e)	$0.04	$0.50	$1.22	$2.29
Discontinued operations	—	—	—	(0.01)

Net income	$0.04	$0.50	$1.22	$2.28

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (g), (h):
Continuing operations (d), (e)	$0.04	$0.49	$1.21	$2.27
Discontinued operations	—	—	—	(0.01)

Net income	$0.04	$0.49	$1.21	$2.27

Weighted-average number of shares outstanding (f):
Basic	93,259	89,260	92,384	89,028
Diluted	94,484	90,009	93,516	89,465
Net cash provided by operating activities	$131,927	$294,938	$441,100	$777,865

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2013 Results

October 30, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2013		2012
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$3,766,833		$3,696,661
Provision for bad debts	548,602		484,631

Net operating revenues	3,218,231	100.0%	3,212,030	100.0%

Operating costs and expenses:
Salaries and benefits	1,541,692	47.9%	1,525,111	47.5%
Supplies	486,374	15.1%	484,212	15.1%
Other operating expenses	721,957	22.5%	694,857	21.6%
Government settlement and related costs reserve	98,000	3.0%	—	0.0%
Electronic health records incentive reimbursement (d)	(65,007)	(2.0)%	(30,622)	(1.0)%
Rent	71,646	2.2%	68,637	2.1%
Depreciation and amortization	195,841	6.1%	182,207	5.7%

Total operating costs and expenses	3,050,503	94.8%	2,924,402	91.0%

Income from operations (d), (e)	167,728	5.2%	287,628	9.0%
Interest expense, net	154,329	4.8%	158,565	5.0%
Loss from early extinguishment of debt	—	0.0%	52,024	1.6%
Equity in earnings of unconsolidated affiliates	(11,641)	(0.4)%	(7,419)	(0.2)%

Income from continuing operations before income taxes	25,040	0.8%	84,458	2.6%
Provision for income taxes	3,442	0.1%	25,700	0.8%

Income from continuing operations (d), (e)	21,598	0.7%	58,758	1.8%

Discontinued operations, net of taxes:
Loss from operations of entities sold	—	0.0%	—	0.0%

Loss from discontinued operations, net of taxes	—	0.0%	—	0.0%

Net income	21,598	0.7%	58,758	1.8%
Less: Net income attributable to noncontrolling interests	17,503	0.6%	14,525	0.4%

Net income attributable to Community Health Systems, Inc. stockholders	$4,095	0.1%	$44,233	1.4%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (d), (e)	$0.04		$0.50
Discontinued operations	—		—

Net income	$0.04		$0.50

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders: (h)
Continuing operations (d), (e)	$0.04		$0.49
Discontinued operations	—		—

Net income	$0.04		$0.49

Weighted-average number of shares outstanding (f):
Basic	93,259		89,260

Diluted	94,484		90,009

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2013 Results

October 30, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(In thousands, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2013		2012
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$11,334,783		$11,226,580
Provision for bad debts	1,568,411		1,474,541

Net operating revenues	9,766,372	100.0%	9,752,039	100.0%

Operating costs and expenses:
Salaries and benefits	4,674,791	47.9%	4,547,532	46.6%
Supplies	1,482,245	15.2%	1,472,520	15.1%
Other operating expenses	2,159,728	22.1%	2,140,025	22.0%
Government settlement and related costs reserve	98,000	1.0%	—	0.0%
Electronic health records incentive reimbursement (d)	(110,307)	(1.1)%	(73,592)	(0.8)%
Rent	215,020	2.2%	202,324	2.1%
Depreciation and amortization	582,604	5.9%	536,362	5.5%

Total operating costs and expenses	9,102,081	93.2%	8,825,171	90.5%

Income from operations (d), (e)	664,291	6.8%	926,868	9.5%
Interest expense, net	465,735	4.8%	462,347	4.7%
Loss from early extinguishment of debt	1,295	0.0%	115,453	1.2%
Equity in earnings of unconsolidated affiliates	(36,375)	(0.4)%	(32,613)	(0.3)%

Income from continuing operations before income taxes	233,636	2.4%	381,681	3.9%
Provision for income taxes	68,630	0.7%	121,038	1.2%

Income from continuing operations (d), (e)	165,006	1.7%	260,643	2.7%

Discontinued operations, net of taxes:
Loss from operations of entities sold	—	0.0%	(466)	0.0%

Loss from discontinued operations, net of taxes	—	0.0%	(466)	0.0%

Net income	165,006	1.7%	260,177	2.7%
Less: Net income attributable to noncontrolling interests	51,984	0.5%	57,111	0.6%

Net income attributable to Community Health Systems, Inc. stockholders	$113,022	1.2%	$203,066	2.1%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders: (g)
Continuing operations (d), (e)	$1.22		$2.29
Discontinued operations	—		(0.01)

Net income	$1.22		$2.28

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders: (g), (h)
Continuing operations (d), (e)	$1.21		$2.27
Discontinued operations	—		(0.01)

Net income	$1.21		$2.27

Weighted-average number of shares outstanding (f):
Basic	92,384		89,028

Diluted	93,516		89,465

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2013 Results

October 30, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income	$21,598	$58,758	$165,006	$260,177
Other comprehensive income, net of income taxes:
Net change in fair value of interest rate swaps	10,850	8,254	47,759	28,766
Net change in fair value of available-for-sale securities	1,171	1,370	2,841	3,509
Amortization and recognition of unrecognized pension cost components	731	1,202	2,195	3,483

Other comprehensive income	12,752	10,826	52,795	35,758

Comprehensive income	34,350	69,584	217,801	295,935
Less: Comprehensive income attributable to noncontrolling interests	17,503	14,525	51,984	57,111

Comprehensive income attributable to Community Health Systems, Inc. stockholders	$16,847	$55,059	$165,817	$238,824

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2013 Results

October 30, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,
	Consolidated			Same-Store
	2013	2012	% Change	2013	2012	% Change
Number of hospitals (at end of period)	135	135		135	135
Licensed beds (at end of period)	20,196	20,357		20,196	20,357
Beds in service (at end of period)	17,370	17,274		17,370	17,274
Admissions	161,256	173,108	-6.8%	161,256	173,108	-6.8%
Adjusted admissions	341,652	355,672	-3.9%	341,652	355,672	-3.9%
Patient days	695,844	747,616		695,844	747,616
Average length of stay (days)	4.3	4.3		4.3	4.3
Occupancy rate (average beds in service)	43.6%	47.1%		43.6%	47.1%
Net operating revenues	$3,218,231	$3,212,030	0.2%	$3,217,252	$3,209,806	0.2%
Net inpatient revenues as a % of operating revenues before provision for bad debts	43.1%	43.6%		43.1%	43.5%
Net outpatient revenues as a % of operating revenues before provision for bad debts	55.1%	54.6%		55.1%	54.6%
Income from operations (d), (e)	$167,728	$287,628	-41.7%	$273,704	$297,809	-8.1%
Income from operations as a % of net operating revenues	5.2%	9.0%		8.5%	9.3%
Depreciation and amortization	$195,841	$182,207		$195,840	$182,207
Equity in earnings of unconsolidated affiliates	$(11,641)	$(7,419)		$(11,641)	$(7,491)
Liquidity Data:
Adjusted EBITDA (c)	$375,210	$477,254	-21.4%
Adjusted EBITDA as a % of net operating revenues	11.7%	14.9%
Net cash provided by operating activities	$131,927	$294,938
Net cash provided by operating activities a % of net operating revenues	4.1%	9.2%

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2013 Results

October 30, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (b)

(In thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	Consolidated			Same-Store
	2013	2012	% Change	2013	2012	% Change
Number of hospitals (at end of period)	135	135		135	135
Licensed beds (at end of period)	20,196	20,357		20,196	20,357
Beds in service (at end of period)	17,370	17,274		17,370	17,274
Admissions	499,800	528,445	-5.4%	495,899	528,445	-6.2%
Adjusted admissions	1,032,649	1,065,547	-3.1%	1,023,513	1,065,547	-3.9%
Patient days	2,210,028	2,302,714		2,194,869	2,302,714
Average length of stay (days)	4.4	4.4		4.4	4.4
Occupancy rate (average beds in service)	46.9%	48.9%		46.9%	48.9%
Net operating revenues	$9,766,372	$9,752,039	0.1%	$9,691,057	$9,667,115	0.2%
Net inpatient revenues as a % of operating revenues before provision for bad debts	43.8%	45.1%		43.8%	44.6%
Net outpatient revenues as a % of operating revenues before provision for bad debts	54.4%	53.1%		54.4%	53.5%
Income from operations (d), (e)	$664,291	$926,868	-28.3%	$782,510	$882,619	-11.3%
Income from operations as a %of net operating revenues	6.8%	9.5%		8.1%	9.1%
Depreciation and amortization	$582,604	$536,362		$579,219	$536,362
Equity in earnings of unconsolidated affiliates	$(36,375)	$(32,613)		$(36,375)	$(32,685)
Liquidity Data:
Adjusted EBITDA (c)	$1,283,270	$1,495,843	-14.2%
Adjusted EBITDA as a % of net operating revenues	13.1%	15.3%
Net cash provided by operating activities	$441,100	$777,865
Net cash provided by operating activities as a % of net operating revenues	4.5%	8.0%

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2013 Results

October 30, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets
Cash and cash equivalents	$143,605	$387,813
Patient accounts receivable, net of allowance for doubtful accounts of $2,390,567and $2,201,875 at September 30, 2013 and December 31, 2012, respectively	2,298,619	2,067,379
Supplies	377,909	368,172
Prepaid income taxes	26,730	49,888
Deferred income taxes	117,045	117,045
Prepaid expenses and taxes	148,762	126,561
Other current assets	333,612	302,284

Total current assets	3,446,282	3,419,142

Property and equipment	10,439,250	10,145,408
Less accumulated depreciation and amortization	(3,370,689)	(2,993,535)

Property and equipment, net	7,068,561	7,151,873

Goodwill	4,437,260	4,408,138

Other assets, net	1,770,140	1,627,182

Total assets	$16,722,243	$16,606,335

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$180,386	$89,911
Accounts payable	743,776	825,914
Accrued interest	107,463	110,702
Accrued liabilities	1,077,882	1,116,693

Total current liabilities	2,109,507	2,143,220

Long-term debt	9,368,293	9,451,394

Deferred income taxes	808,489	808,489

Other long-term liabilities	1,016,203	1,039,045

Total liabilities	13,302,492	13,442,148

Redeemable noncontrolling interests in equity of consolidated subsidiaries	366,787	367,666

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 95,918,306 shares issued and 94,942,757 shares outstanding at September 30, 2013, and 92,925,715 shares issued and 91,950,166 shares outstanding at December 31, 2012	959	929
Additional paid-in capital	1,231,186	1,138,274
Treasury stock, at cost, 975,549 shares at September 30, 2013 and December 31, 2012	(6,678)	(6,678)
Accumulated other comprehensive loss	(92,515)	(145,310)
Retained earnings	1,857,014	1,743,992

Total Community Health Systems, Inc. stockholders’ equity	2,989,966	2,731,207
Noncontrolling interests in equity of consolidated subsidiaries	62,998	65,314

Total equity	3,052,964	2,796,521

Total liabilities and equity	$16,722,243	$16,606,335

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2013 Results

October 30, 2013

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2013	2012
Cash flows from operating activities
Net income	$165,006	$260,177
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	582,604	536,362
Government settlement and related costs reserve	98,000	—
Stock-based compensation expense	28,943	30,708
Loss from early extinguishment of debt	1,295	115,453
Excess tax benefit relating to stock-based compensation	(6,573)	(1,545)
Other non-cash expenses, net	48,387	22,482
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(231,134)	(227,814)
Supplies, prepaid expenses and other current assets	(60,062)	(68,247)
Accounts payable, accrued liabilities and income taxes	(205,913)	103,156
Other	20,547	7,133

Net cash provided by operating activities	441,100	777,865

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(33,935)	(312,927)
Purchases of property and equipment	(420,917)	(557,469)
Proceeds from sale of property and equipment	4,185	4,808
Increase in other investments	(234,099)	(222,164)

Net cash used in investing activities	(684,766)	(1,087,752)

Cash flows from financing activities
Proceeds from exercise of stock options	108,546	5,750
Repurchase of restricted stock shares for payroll tax withholding requirements	(14,696)	(9,165)
Stock buy-back	(27,133)	—
Deferred financing costs	(12,960)	(135,647)
Excess tax benefit relating to stock-based compensation	6,573	1,545
Proceeds from noncontrolling investors in joint ventures	64	535
Redemption of noncontrolling investments in joint ventures	(5,720)	(39,709)
Distributions to noncontrolling investors in joint ventures	(60,282)	(60,676)
Borrowings under credit agreements	813,732	3,974,399
Issuance of long-term debt	—	3,825,000
Proceeds from receivables facility	320,000	300,000
Repayments of long-term indebtedness	(1,128,666)	(7,441,360)

Net cash (used in) provided by financing activities	(542)	420,672

Net change in cash and cash equivalents	(244,208)	110,785
Cash and cash equivalents at beginning of period	387,813	129,865

Cash and cash equivalents at end of period	$143,605	$240,650

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2013 Results

October 30, 2013

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	The following table provides information needed to calculate income per share, which is adjusted for income attributable to noncontrolling interests (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$21,598	$58,758	$165,006	$260,643
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	17,503	14,525	51,984	57,111

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$4,095	$44,233	$113,022	$203,532

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$—	$—	$—	$(466)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	—	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$—	$—	$—	$(466)

(b)	Continuing operating results exclude discontinued operations for the three and nine months ended September 30, 2013 and 2012. Both financial and statistical results exclude entities in discontinued operations for all periods presented.
(c)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses Adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles Adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Adjusted EBITDA	$375,210	$477,254	$1,283,270	$1,495,843
Interest expense, net	(154,329)	(158,565)	(465,735)	(462,347)
Provision for income taxes	(3,442)	(25,700)	(68,630)	(121,038)
Loss from operations of entities sold, net of taxes	—	—	—	(466)
Other non-cash expenses, net	128,704	15,596	168,757	51,645
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures	(214,216)	(13,647)	(476,562)	(185,772)

Net cash provided by operating activities	$131,927	$294,938	$441,100	$777,865

Footnotes continued on the next page.

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CYH Announces Third Quarter 2013 Results

October 30, 2013

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(d)	Included in income from operations and income from continuing operations for the three and nine months ended September 30, 2013, is the electronic health records incentive reimbursement, which represents reimbursement from Medicare and Medicaid related to certain of the Company’s hospitals and for certain employed physicians. Total costs and expenses related to the implementation of electronic health records for the three and nine months ended September 30, 2013, were approximately $27.1 million and $74.1 million, respectively, including depreciation and amortization of approximately $17.2 million and $46.5 million, respectively. Total costs and expenses related to the implementation of electronic health records for the three and nine months ended September 30, 2012, were approximately $23.5 million and $46.9 million, respectively, including depreciation and amortization of approximately $11.1 million and $25.0 million, respectively.
(e)	Included in non-same-store income from operations and income from continuing operations are pre-tax charges related to acquisition costs of $5.4 million and $2.5 million for the three months ended September 30, 2013 and 2012, respectively, and $10.1 million and $9.1 million for the nine months ended September 30, 2013 and 2012, respectively. For the three and nine months ended September 30, 2013, these acquisition costs include $4.2 million and $5.3 million, respectively, of expenses related to the anticipated acquisition of Health Management Associates, Inc.
(f)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Weighted-average number of shares outstanding—basic	93,259	89,260	92,384	89,028
Add effect of dilutive securities:
Stock awards and options	1,225	749	1,132	437

Weighted-average number of shares outstanding—diluted	94,484	90,009	93,516	89,465

(g)	Total per share amounts may not add due to rounding.

Footnotes continued on the next page.

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CYH Announces Third Quarter 2013 Results

October 30, 2013

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(h)	The following supplemental tables reconcile income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, with the adjustments described herein:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(per share - diluted)		(per share - diluted)
Income from continuing operations, as reported	$0.04	$0.49	$1.21	$2.27
Adjustments:
Loss from early extinguishment of debt	—	0.37	0.01	0.81
Expenses related to the anticipated acquisition of HMA	0.03	—	0.04	—
Net benefit from industry-wide governmental settlement and payment update	—	—	—	(0.48)
Government settlement and related costs reserve	0.65	—	0.65	—
Settlement of certain other legal matters and related expenses	—	—	—	0.10

Income from continuing operations, excluding adjustments	$0.72	$0.86	$1.91	$2.70

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(per share - diluted)		(per share - diluted)
Net income, as reported	$0.04	$0.49	$1.21	$2.27
Adjustments:
Loss from early extinguishment of debt	—	0.37	0.01	0.81
Expenses related to the anticipated acquisition of HMA	0.03	—	0.04	—
Net benefit from industry-wide governmental settlement and payment update	—	—	—	(0.48)
Government settlement and related costs reserve	0.65	—	0.65	0.00
Settlement of certain other legal matters and related expenses	—	—	—	0.10

Net income, excluding adjustments	$0.72	$0.86	$1.91	$2.70

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CYH Announces Third Quarter 2013 Results

October 30, 2013

Regulation FD Disclosure

The following tables set forth selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2013. These projections update previous guidance provided on July 29, 2013, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2013 guidance should be considered in conjunction with the assumptions included herein. See page 16 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2013 Projection Range
Net operating revenues less provision for bad debts (in millions)	$13,000	to	$13,200
Adjusted EBITDA (in millions)	$1,885	to	$1,925
Income from continuing operations per share—diluted	$2.85	to	$3.10
Same-store hospital annual adjusted admissions growth	(3.5)%	to	(4.5)%
Weighted-average diluted shares (in millions)	94,000

The following assumptions were used in developing the 2013 guidance provided above:

•	The Company’s projection excludes any future loss on early extinguishment of debt, impairment loss, the resolution of government investigations, including the government settlement reserve established during the quarter ended September 30, 2013, or other significant legal settlements, and other significant gains or losses that neither relate to the ordinary course of our business nor reflect our underlying business performance.

•	For 2012, Adjusted EBITDA excluding the net benefit from the resolution of the industry-wide governmental settlement and payment update relating to prior periods was $1.901 billion.

•	Included in the Company’s 2013 projection are estimated sequester-related cuts, primarily beginning April 1, 2013, and other new reimbursement cuts beginning October 1, 2013, of 0.5% to 0.8% of net operating revenues.

•	Included in the Company’s 2013 projection are estimated savings, in the second half of the year, from cost reduction initiatives of approximately $40 million to $60 million.

•	Health Information Technology (HITECH) electronic health records incentive reimbursement for 2013 is projected to be approximately $155 million to $165 million. Electronic health records-related total costs and expenses for 2013, expressed as a percentage of net operating revenues, are projected to be approximately 0.7% to 0.8%, including depreciation and amortization, expressed as a percentage of net operating revenues, of approximately 0.4% to 0.5%.

•	Projected 2013 same-store hospital annual adjusted admissions growth does not take into account service closures and other unusual events.

•	Expressed as a percentage of net operating revenues, depreciation and amortization is projected to be approximately 5.9% to 6.0% for 2013, an increase over 2012 caused primarily by the investments being made in electronic health records; however, this is a fixed cost and the percentages may vary as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•	2013 projection includes an estimate of $0.13 to $0.17 per share (diluted) for costs related to acquisitions, including costs related to the anticipated acquisition of HMA, that are required to be expensed.

•	Interest expense, expressed as a percentage of net operating revenues, is projected to be approximately 4.6% to 4.8%; however, interest expense is a fixed cost and percentages may vary as revenue varies. Total fixed rate debt, including swaps, is expected to average approximately 75% to 85% of total debt during 2013.

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CYH Announces Third Quarter 2013 Results

October 30, 2013

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates is projected to be approximately 0.3% to 0.4% for 2013.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests is projected to be approximately 0.5% to 0.7% for 2013.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax is projected to be approximately 31.5% to 32.5% for 2013.

•	Capital expenditures are projected as follows (in millions):

2013
Guidance
Total	$750	to	$800

•	Net cash provided by operating activities is projected as follows (in millions):

2013
Guidance
Total	$1,125	to	$1,225

•	Weighted average shares outstanding are projected to be approximately 94 million for the full year 2013 and 94.5 million for the quarter ended December 31, 2013, and have been adjusted to include the effects of the exercise of stock options earlier in 2013, as well as the estimated dilutive impact from “in-the-money” stock options and restricted shares.

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CYH Announces Third Quarter 2013 Results

October 30, 2013

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of adopted and potential federal and state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts, which could result in, among other things, disputes and changes in reimbursements, both prospectively and retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully make acquisitions or complete divestitures;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to close the anticipated acquisition of HMA on the proposed terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the receipt of governmental approvals and the approval of the holders of at least 70% of the outstanding shares of HMA common stock entitled to vote thereon;

•	the impact of the anticipated acquisition of HMA on third-party relationships;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.

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CYH Announces Third Quarter 2013 Results

October 30, 2013

The consolidated operating results for the three and nine months ended September 30, 2013, are not necessarily indicative of the results that may be experienced for any such future period or for any future year. The Company cautions that the projections for calendar year 2013 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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